Exhibit 10.5.1

SECURITY AGREEMENT

dated as of

January 28, 2015

among

THE GRANTORS IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

i

TABLE OF CONTENT

(continued)

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Equity and Pledged Debt
Schedule III	Commercial Tort Claims
Schedule IV	Intellectual Property

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Patent Security Agreement
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Copyright Security Agreement

ii

SECURITY AGREEMENT dated as of January 28, 2015, among the Grantors (as defined below) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

RECITALS

Reference is made to the Credit Agreement dated as of January 28, 2015 (as amended, amended and restated, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among AF GUARANTOR LLC, a Delaware limited liability company (“Holdings”), AF BORROWER LLC, a Delaware limited liability company (the “Lead Borrower”), the other Borrowers party thereto (together with the Lead Borrower, each a “Borrower” and collectively, the “Borrowers”), the other Guarantors party thereto from time to time, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the Lenders. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Agreement” means this Security Agreement, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrowers” has the meaning assigned to such term in the recitals to this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the recitals to this Agreement.

“Control” means (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Controlling Senior Representative” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party with respect to any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor with respect to any Copyright (determined as if references to the Grantor in the definition of “Copyrights” were references to the third party) now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired or licensed by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO, including those listed on Schedule IV.

“Credit Agreement” has the meaning assigned to such term in the preliminary statements to this Agreement.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Discharge of Term Debt Obligations” means the occurrence of the Discharge with respect to the Term Debt Obligations.

“Discharge” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Excluded Assets” means (i) any interest in fee-owned Real Property (other than Material Real Properties), (ii) any interest in leased Real Property (including any requirement to deliver landlord waivers, estoppels and collateral access letters, except to the extent such landlord waivers, estoppels and Collateral Access Agreements other than to the extent required to comply with Borrowing Base requirements), (iii) motor vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in the appropriate form in the applicable jurisdiction under the UCC (it being understood that all such assets described in this clause (iii) are still intended to constitute Collateral, even though perfection beyond a UCC filing is not required, to the extent a security interest can be created therein without a specific description thereof, without delivery of a supplement to a collateral document or without the taking of any action or obtaining the consent of any person, including any Governmental Authority), (iv) Margin Stock and Equity Interests of any Person other than a wholly-owned Subsidiary that is a Restricted Subsidiary (that is also not an Excluded Subsidiary (other than any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clauses (f) or (j)(y) of the definition thereof)), (v) any trademark application filed in the United States Patent and Trademark Office on the basis of any Borrower’s or any Guarantor’s “intent to use” such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal Law, (vi) the creation or perfection of security interests in, any property or assets that would result in material adverse tax consequences to Holdings, any Borrower or any of its (or their) Subsidiaries, as reasonably determined by the Borrowers in consultation with the Collateral Agent, (vii) any contract, lease, instrument, license, state or local franchises, charters and authorizations, purchase money security interest, Capitalized Lease Obligation or similar arrangement or document, in each case permitted under the Credit Agreement, to the extent the pledges thereof and security interests therein would violate or are prohibited by such permitted contract, lease, instrument, license, state or local franchises, charters and authorizations, purchase money security interest or similar arrangement or document or create a right of termination in favor of any other party (other than a Grantor), in each case after giving effect to the applicable anti-non-assignment provisions of the UCC or other applicable Law, other than proceeds and receivables thereof, provided that to the extent the pledge of, or security interest in, such agreements or such other property or rights is deemed effective under the UCC or other applicable Law such agreement or such other property or rights (notwithstanding such prohibition) shall constitute Collateral, (viii) pledges and security interests prohibited or restricted by applicable Law (including any requirement to obtain the consent of any Governmental Authority), in each case after giving effect to the applicable anti-non-assignment provisions of the UCC or other applicable Law, other than proceeds and receivables thereof, provided that to the extent such pledge or security interest is deemed effective under the UCC or other applicable Law such pledge or security interest (notwithstanding such prohibition) shall constitute Collateral, (ix) all commercial tort claims in an amount less than $10 million except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdictions under the Uniform Commercial Code (it being understood that all such assets described in this clause (ix) are still intended to constitute Collateral even though perfection beyond a Uniform Commercial Code filing is not required to the extent a security interest can be created therein without a specific description thereof, without delivery of a supplement to a collateral document or without the taking of any action or obtaining the consent of any person, including any Governmental Authority), (x) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (xi) cash and Cash Equivalents (other than cash and Cash Equivalents representing proceeds of Collateral, it being understood that all proceeds of Collateral shall be Collateral, and other than cash and Cash Equivalents in a Deposit Account, Securities Account, commodity account or otherwise subject to, or required to be subject to, the Control of the Collateral Agent pursuant to this Agreement or of the First Lien Term Collateral Agent or Second Lien Term Collateral Agent pursuant to the terms of the First Lien Term Credit Agreement or the Second Lien Term Credit Agreement, respectively), (xii) any particular assets if the burden, cost or consequence of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents as mutually agreed in writing by the Borrowers and the Collateral Agent, (xiii) voting Equity Interests in any CFC or FSHCO representing more than 65% of the outstanding voting Equity Interests of such CFC or FSHCO; (xiv) proceeds from any and all of the foregoing assets described in clauses (i) through (xiii) above to the extent such proceeds would otherwise be excluded pursuant to clauses (i) through (xiii) above (it being understood for the avoidance of doubt that proceeds from any and all of the foregoing assets described in clauses (i) through (xiii) above shall not be Excluded Assets unless such proceeds would be excluded pursuant to clauses (i) through (xiii) above); provided that notwithstanding the foregoing provisions, Excluded Assets shall not include (a) any assets that any Grantor has granted a Lien on or a security interest in to the holder of any Term Debt Obligations or holder of obligations under any Junior Financing, which Junior Financing has a principal amount in excess of the Threshold Amount, or any Permitted Refinancings of any of the foregoing, so long as such assets secure such obligations or (b) any Eligible Collateral.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means each Borrower, each Guarantor that is a party hereto, and each Guarantor that becomes a party to this Agreement after the Closing Date.

“Intellectual Property” means all United States intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, domain names, trade secrets, the intellectual property rights in software and databases and related documentation and all additions and improvements to the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits II, III and IV, respectively.

“Lead Borrower” has the meaning assigned to such term in the recitals to this Agreement.

“Lenders” has the meaning assigned to such term in the recitals to this Agreement.

“License” means any (i) Patent License, (ii) Trademark License, (iii) Copyright License or other written Intellectual Property license or sublicense agreement to which any Grantor is a party, including those listed on Schedule IV, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Patent License” means any written agreement, now or hereafter in effect, granting any right to any third party with respect to any Patent, now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor with respect to any Patent (determined as if references to the Grantor in the definition of “Patents” were references to the third party) now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired or licensed by any Grantor: (a) all letters patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the USPTO, including those listed on Schedule IV, and (b) all reissues, continuations, divisionals, continuations-in-part, renewals, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions, discoveries or designs disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit G-2 to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each of the Grantors.

“Pledged Certificated Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Term Debt Obligations” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Term Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting any right to any third party with respect to any Trademark now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor with respect to any Trademark (determined as if references to the Grantor in the definition of “Trademarks” were references to the third party) now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired or licensed by any Grantor: (a) all United States trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, logos, designs, fictitious business names, other source or business identifiers and designs and general indications of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule IV, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use of and symbolized thereby.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

PLEDGE OF SECURITIES

Section 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under, whether now owned or hereafter acquired or arising:

(i) all Equity Interests held by it, including those that are listed on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Assets;

(ii) (A) the debt securities owned by it, including those listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing indebtedness owed to it or obtained in the future by such Grantor (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets;

(iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Agreement;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi) all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02 Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly (but in any event on the date hereof or, in the case of Pledged Securities obtained after the date hereof or, within 60 days after receipt by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) to deliver or cause to be delivered to the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement), for the benefit of the Secured Parties, any and all (i) Pledged Equity constituting Pledged Certificated Securities and (ii) to the extent required to be delivered pursuant to paragraph (b) of this Section 2.02, Pledged Debt constituting Pledged Certificated Securities.

(b) Each Grantor will cause (i) any Indebtedness for borrowed money having an aggregate principal amount in excess of $10,000,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement), for the benefit of the Secured Parties, pursuant to the terms hereof, (ii) any intercompany Indebtedness for borrowed money owed to such Grantor by the Borrowers, Holdings or any Restricted Subsidiary (other than with respect to intercompany indebtedness evidenced pursuant to clause (iii) hereof), in each case, to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement), for the benefit of the Secured Parties, pursuant to the terms hereof and (iii) any intercompany Indebtedness for borrowed money made with the proceeds of extensions of credit under the Credit Agreement owed to the Grantors by the Borrowers, Holdings or any Restricted Subsidiary, in each case, to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties.

(c) Upon delivery to the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement), any Pledged Certificated Securities shall be accompanied by undated stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request (subject to the Collateral and Guarantee Requirement). Each delivery of Pledged Certificated Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) on the Closing Date, Schedule II correctly sets forth, and upon delivery of an updated Schedule II pursuant to Section 2.02(c), Schedule II will correctly set forth all Pledged Securities owned by such Grantor required to be pledged by such Grantor hereunder in order to satisfy the Collateral and Guarantee Requirement and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by such Grantor and all Pledged Debt owned by such Grantor;

(b) the Pledged Equity and Pledged Debt issued by the Borrowers, Holdings or a Subsidiary have been duly and validly authorized and issued by the issuers thereof and, in the case of the Pledged Equity, are fully paid and non-assessable, and in the case of the Pledged Debt, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally;

(c) except for the security interests granted hereunder, such Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Equity and Pledged Debt indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, and (iii) if requested by the Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations (i) imposed or permitted by the Loan Documents or securities laws generally and (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate powers and have been duly authorized by all necessary corporate action or other organizational action;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement);

(g) by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the Pledged Certificated Securities in accordance with this Agreement to and continued possession by the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement) in accordance with this Agreement, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Security as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject only to Liens permitted by Section 7.01 of the Credit Agreement; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04 Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Collateral Agent (or, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative) in accordance with Section 2.02. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent (or, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative), pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Such Grantor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law, if necessary or desirable to perfect a security interest in such Pledged Collateral, upon the reasonable request of the Collateral Agent, cause such pledge to be recorded on the equity holder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof.

Section 2.05 Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Lead Borrower prior written notice of its intent to exercise such rights, (a) the Collateral Agent (or, prior to the Discharge of Term Debt Obligations, the Controlling Senior Representative), on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent (or, prior to the Discharge of Term Debt Obligations, the Controlling Senior Representative) shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent not prohibited by the documentation governing such Pledged Securities and applicable Laws, subject to the terms of the ABL Intercreditor Agreement.

Section 2.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to the Lead Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii) The Collateral Agent shall promptly (after reasonable advance notice by such Grantor) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (but in any event within 10 Business Days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement) in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrowers of the suspension of the Grantors’ rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (but in any event within 10 days or such longer period as the Collateral Agent may agree in its reasonable discretion) delivered to the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement), upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Lead Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Lead Borrower to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Lead Borrower with notice of the suspension of the Grantors’ rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Lead Borrower has delivered to the Collateral Agent a certificate of a Responsible Officer of the Lead Borrower to that effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Collateral Agent to the Lead Borrower under Section 2.05 or Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guaranties, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all books and records pertaining to the Article 9 Collateral;

(xii) all Fixtures;

(xiii) all Letter-of-Credit Rights;

(xiv) all Intellectual Property;

(xv) all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Collateral Agent pursuant to Section 3.03(g); and

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets and the term “Article 9 Collateral” shall not include any Excluded Assets.

(b) Each Grantor agrees that, in the event any Grantor, pursuant to any Term Debt Document (as such term is defined in the ABL Intercreditor Agreement), takes any action to grant or perfect a Lien in favor of any Pari First Lien Term Debt Agent or Pari Second Lien Term Debt Agent (as such terms are defined in the ABL Intercreditor Agreement) in any assets, such Grantor shall also take such action to grant or perfect a Lien (subject to the ABL Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent, including with respect to any personal property or real property in which any Pari First Lien Term Debt Agent or Pari Second Lien Term Debt Agent directs a Grantor to grant or perfect a Lien or take such other action under any Term Debt Document.

(c) Subject to Section 3.01(f), each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect or being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether (A) such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(d) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(e) The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office or any similar office of any State of the United States), as applicable, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in the Intellectual Property of each Grantor in which a security interest has been granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. No Grantor shall be required to complete any filings or other action with respect to the perfection of the Security Interests created hereby in any Intellectual Property subsisting in any jurisdiction outside of the United States.

(f) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required by this Agreement, (i) to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), and filings in the applicable real estate records with respect to any fixtures relating to Mortgaged Properties, (B) filings with the USPTO or the USCO, as applicable, with respect to Intellectual Property of the Grantors as expressly required elsewhere herein, (C) delivery to the Collateral Agent or the Controlling Senior Representative to

be held in its possession of all Collateral consisting of Pledged Certificated Securities and Instruments as expressly required elsewhere herein or in the Credit Agreement or (D) other methods expressly provided herein, (ii) to enter into any Deposit Account Control Agreement, Securities Account Control Agreement or any other control agreement with respect to any Deposit Account, Securities Account or any other Collateral that requires perfection by Control, other than as required by Section 6.18 of the Credit Agreement or Section 3.03(h) hereof and other than with respect to uncertificated securities to the extent provided in Section 2.04, (iii) to take any action (other than the actions listed in clauses (i)(A) and (C) above) with respect to any assets located outside of the United States, (iv) to perfect in any assets subject to a certificate of title statute or (v) to deliver any Equity Interests except as expressly provided in Section 2.01, 2.02 or Section 2.04.

Section 3.02 Representations and Warranties. Each Grantor jointly and severally represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the other Secured Parties that:

(a) Subject to Liens permitted by Section 7.01 of the Credit Agreement (solely with the priority set forth therein), each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and those consents or approvals, the failure of which to be obtained or to be made could not reasonably be expected to have a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except that the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Closing Date. Subject to Section 3.01(f), the UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent and executed by the applicable Grantor based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in the applicable filing office (or specified by notice from the Borrowers to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations, in each case, as required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.

(c) Each Grantor represents and warrants that (i) short-form Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States registered Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending), respectively (other than, in each case, any Excluded Assets), have been executed by the applicable Grantor owning any such Article 9 Collateral and have been delivered to the Collateral Agent for recording with the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights and (ii) to the extent a security interest may be perfected by filing, recording or registration in the USPTO or USCO under federal laws applicable to patents, trademarks and copyrights, then the recording of such Intellectual Property Security Agreements with the USPTO and the USCO will be sufficient to perfect the Security Interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in all such Article 9 Collateral and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registrations or applications for registration thereof) acquired or developed by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, including the Guaranties (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) subject to the filings described in Section 3.02(c), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of an Intellectual Property Security Agreement with the USPTO and the USCO, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and assignments permitted by the Credit Agreement.

(f) As of the date hereof, no Grantor has any Commercial Tort Claim in excess of $10,000,000, other than the Commercial Tort Claims listed on Schedule III.

Section 3.03 Covenants.

(a) The Borrowers agree to notify the Collateral Agent in writing (in the form of a certificate from a Responsible Officer of the Borrowers) promptly (but in any event within sixty (60) days with respect to clauses (i), (ii), (iii) or (v) below and three (3) days with respect to clause (iv) or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion), after any change in (i) the legal name of any Grantor, (ii) the chief executive office, principal place of business, mailing address or corporate offices, or the location of records concerning the Collateral of any Grantor, (iii) the identity or type of organization or corporate structure of any Grantor, (iv) the jurisdiction of organization of any Grantor or (v) the organizational identification number of such Grantor, if any. Each Grantor agrees to promptly provide the Collateral Agent, upon its reasonable request, the certified organizational documents reflecting any of the changes in the preceding sentence.

(b) Subject to the Collateral and Guarantee Requirement, Section 3.01(f) and Section 3.03(f)(iv), each Grantor shall, at its own expense, upon the reasonable request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets, rights or properties if such discontinuance is (x) determined by such Grantor to be desirable in the conduct of its business and (y) permitted by the Credit Agreement.

(c) Subject to the Collateral and Guarantee Requirement and Section 3.01(f), each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $10,000,000 shall be or become evidenced by any promissory note, other instrument or debt security, such note, instrument or debt security shall be promptly (but in any event within 60 days of its acquisition or such longer period as the Collateral Agent may agree in its reasonable discretion) pledged and delivered to the Collateral Agent (or with respect to Term Priority Collateral, prior to the Discharge of Term Debt Obligations, to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement) for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(d) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, abandoned or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $10,000,000 to secure payment and performance of an Account, such Grantor shall, subject to the terms of the ABL Intercreditor Agreement, promptly (but in any event within 60 days after such action by such Grantor or such longer period as the Collateral Agent may agree in its reasonable discretion) assign such security interest to the Collateral Agent for the benefit of the Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Intellectual Property Covenants.

(i) Other than to the extent not prohibited herein or in the Credit Agreement or with respect to Intellectual Property no longer used or useful, except to the extent failure to act would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to any registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO and the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor that are not Excluded Assets.

(ii) Other than to the extent not prohibited herein or in the Credit Agreement, or with respect to Intellectual Property no longer used or useful, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property, excluding Excluded Assets, may prematurely lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii) Other than as excluded or as not prohibited herein or in the Credit Agreement, or with respect to Intellectual Property which are no longer used or useful in the applicable Grantor’s business operations or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, and taking reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Loan Document prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue, or otherwise allowing to lapse, terminate or be placed in the public domain, any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such disposal, discontinuance of the use or maintenance of, abandonment, failure to pursue or allowance to lapse, termination or placement in the public domain is desirable in the conduct of its business.

(v) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property constituting Article 9 Collateral (excluding any Excluded Assets) after the Closing Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

(vi) Within the same delivery period as required for the delivery of the annual Compliance Certificate required to be delivered under Section 6.02(a) of the Credit Agreement, the Lead Borrower shall (i) provide a list of any Intellectual Property constituting Article 9 Collateral (excluding any Excluded Assets) of all Grantors not previously disclosed to the Collateral Agent, including such information as is necessary for such Grantor to make appropriate filings in the USPTO and USCO and (ii) execute and file with the USPTO and USCO, as applicable, an Intellectual Property Security Agreement to record the grant of the Security Interest hereunder in such Intellectual Property. As soon as practicable upon each such filing and recording, such Grantor shall deliver to the Collateral Agent true and correct copies of the relevant documents, instruments and receipts evidencing such filing and recording.

(g) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $10,000,000 for which this clause has not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 60 days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the end of the fiscal quarter in which such complaint was filed notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(h) Deposit Accounts. Each Grantor shall comply with Section 6.18 of the Credit Agreement of the Credit Agreement with respect to Deposit Accounts and Securities Accounts. Each Grantor agrees that once the Collateral Agent sends an instruction or notice to any depositary bank or securities intermediary exercising its Control over any Deposit Account or

Securities Account (other than Excluded Bank Accounts), such Grantor shall not give any instructions or orders with respect to such Deposit Account or Securities Account. No Grantor shall grant Control over any Deposit Account or Securities Account to any person other than the Collateral Agent, the First Lien Collateral Agent and the Second Lien Collateral Agent.

ARTICLE IV

REMEDIES

Section 4.01 Remedies Upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including the Guaranties, under the UCC or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent, promptly assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased (it being acknowledged and agreed that the Grantors are not required to obtain any waiver or consent from any owner of such leased premises in connection with such occupancy or attempted occupancy) by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; provided that, other than with respect to an exercise of rights with respect to ABL Priority Collateral, the Collateral Agent shall provide the applicable Grantor with prior notice thereof which in any event shall be at least 10 days prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with reasonable notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors at least 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(c) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default (provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to, to the extent reasonably practicable, or otherwise promptly after, exercising such rights), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies if insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 4.02 Application of Proceeds. Subject to the ABL Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

Section 4.03 Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies upon the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the waiver or cure of all Events of Default and the delivery by the Borrowers to the Collateral Agent of a certificate of a Responsible Officer of the Borrowers to that effect) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, subject to such Grantor’s security obligations and obligations of confidentiality; provided, however, that all of the foregoing rights of the Collateral Agent to use such Intellectual Property, licenses or sublicenses, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the waiver or cure of all Events of Default and the delivery by the Borrowers to the Collateral Agent of a certificate of a Responsible Officer of the Borrowers to that effect and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and, other than with respect to ABL Priority Collateral, upon no less than 10 days’ prior written notice to the applicable Grantor, and nothing in this Section 4.03 shall require Grantors to grant any license or sublicense that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation of any contract, license, sublicense, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor; provided, further, that any such license or sublicense and any such license or sublicense granted by the Collateral Agent to a third party shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks sufficient to preserve the validity of such Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such Intellectual Property above and beyond (x) the rights to such Intellectual Property that each Grantor has reserved for itself and (y) in the case of Intellectual Property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such Intellectual Property hereunder). For the avoidance of doubt, the use of such Intellectual Property, license or sublicense by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

ARTICLE V

SUBORDINATION

Section 5.01 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 11.04 and 11.11 of the Credit Agreement or otherwise to indemnity, contribution or subrogation and all other rights under applicable Law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations. No failure on the part of any Borrower or any Grantor to make the payments required by Sections 11.04 and 11.11 of the Credit Agreement or otherwise or any other payments required under applicable Law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full in cash of the Secured Obligations.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Lead Borrower as provided in Section 10.02 of the Credit Agreement.

Section 6.02 Waivers; Amendment.

(a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Loan Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the provision of services under Cash Management Agreements or Secured Hedge Agreements shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Sections 10.04 and 10.05 of the Credit Agreement; provided that each reference therein to the “Borrower” or “Borrowers” shall be deemed to be a reference to “each Grantor” and each reference therein to the “Administrative Agent” shall be deemed to be a reference to the “Collateral Agent”.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor.

Section 6.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of any Loans and issuance of any Letters of Credit and the provision of services under Cash Management Agreements or Secured Hedge Agreements, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.12 below.

Section 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08 Right of Set-off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates shall have the rights of set-off set forth in Section 10.08 of the Credit Agreement.

Section 6.09 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 10.14 and 10.16 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 6.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.11 Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent and each Lender hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 6.12, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 6.12 Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (x) contingent indemnification obligations and (y) unmatured obligations and liabilities under Cash Management Agreements and Secured Hedge Agreement) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the L/C Issuers shall have been made).

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (if and to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.12, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release, subject in the case of paragraphs (b) and (c) of this Section 6.12 to receipt by the Collateral Agent of any certifications or documents as the Collateral Agent shall reasonably request or that are otherwise required to be delivered pursuant to the ABL Intercreditor Agreement, and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of the Pledged Certificated Securities then in the Collateral Agent’s possession. Any execution and delivery of documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Collateral Agent.

(e) Notwithstanding anything to contrary set forth in this Agreement, each Secured Party or any Affiliate of such Secured Party by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the Security Interests granted under this Agreement of the Secured Obligations of any Grantor and its Subsidiaries under any Secured Hedge Agreement and any Cash Management Agreement shall be automatically released upon termination of the Commitments and payment in full of all other Secured Obligations, in each case, unless the Secured Obligations under the Secured Hedge Agreement or the Cash Management Agreement are due and payable at such time (it being understood and agreed that this Agreement and the Security Interests granted herein shall survive solely as to such due and payable Secured Obligations and until such time as such due and payable Secured Obligations have been paid in full) and (ii) any release of Collateral or of a Grantor, as the case may be, effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 6.13 Additional Grantors. Pursuant to Section 6.11 of the Credit Agreement, certain additional Restricted Subsidiaries of the Borrowers may be required to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.14 Collateral Agent Appointed Attorney-in-Fact. Each Grantor irrevocably makes, constitutes and hereby appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the applicable Grantor of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 6.15 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 6.16 Reasonable Care. The Collateral Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

Section 6.17 Delegation; Limitation. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 6.18 Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or any other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 6.19 Notices of Default. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a written notice of Event of Default or a written notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.

Section 6.20 Intercreditor Agreement. Notwithstanding any provision to the contrary contained herein, the terms of this Agreement, the Liens created hereby and the rights and remedies of the Collateral Agent hereunder are subject to the terms of the ABL Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the ABL Intercreditor Agreement, the terms of the ABL Intercreditor Agreement shall govern. Notwithstanding any provision to the contrary contained herein, prior to the Discharge of the Term Debt Obligations, any requirement hereunder to deliver any Collateral that constitutes Term Priority Collateral to the Collateral Agent shall be deemed satisfied by delivery of such Term Priority Collateral to the Controlling Senior Representative as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement.

Section 6.21 ABL Intercreditor Legend. Reference is made to the ABL Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the ABL Agent (as defined in the ABL Intercreditor Agreement) on behalf of such Person to enter into, and perform under, the ABL Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the ABL Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the ABL Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the ABL Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:

AF GUARANTOR LLC

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	President

AF BORROWER LLC

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	President

ACCUVANT HOLDINGS CORPORATION

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	Chief Executive Officer

ACCUVANT MIDCO LLC

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	Chief Executive Officer

ACCUVANT FINANCE LLC

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	Chief Executive Officer

ACCUVANT HOLDCO INC.
By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	Chief Executive Officer

[Signature Page to Security Agreement]

GRANTORS (con’t):

ACCUVANT, INC.

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	Chief Executive Officer

ACCUVANT FEDERAL SOLUTIONS INC.

By:	/s/ Edward S. Wittman
Name:	Edward S. Wittman
Title:	President, Secretary, Treasurer

FIREWALL ACQUISITION HOLDINGS, INC.

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	President

FIREWALL HOLDINGS, INC.

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	President

FISHNET HOLDINGS, INC.

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	Chief Executive Officer

FISHNET SECURITY, INC.

By:	/s/ Daniel D. Burns
Name:	Daniel D. Burns
Title:	Chief Executive Officer

[Signature Page to Security Agreement]

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:	/s/ Jeannette M. Behm
Name: Jeannette M. Behm
Title: Authorized Officer

[Signature Page to Security Agreement]